Report of Independent Registered
Public Accounting Firm

To the Board of Trustees and
Shareowners of
Pioneer Fund

In planning and performing our audit
of the financial statements of Pioneer
Fund as of and for the year ended
December 31, 2007, in accordance
with the standards of the Public
Company Accounting Oversight Board
(United States), we considered its
internal control over financial
reporting, including controls over
safeguarding securities, as a basis for
designing our auditing procedures for
the purpose of expressing our opinion
on the financial statements and to
comply with the requirements of Form
N-SAR, but not for the purpose of
expressing an opinion on the
effectiveness of Pioneer Fund's
internal control over financial
reporting.  Accordingly, we express no
such opinion.

The management of Pioneer Fund is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling
this responsibility, estimates and
judgments by management are
required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate
because of changes in conditions, or
that the degree of compliance with the
policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees,
in the normal course of performing
their assigned functions, to prevent or
detect misstatements on a timely basis.
A material weakness is a deficiency, or
combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of Pioneer Fund's
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control that
might be significant deficiencies or
material weaknesses under standards
established by the Public Company
Accounting Oversight Board (United
States). However, we noted no
deficiencies in Pioneer Fund's internal
control over financial reporting and its operation, including controls for safeguarding securities that we consider to be a material weakness as defined above as of December 31, 2007.

This report is intended solely for the
information and use of management
and the Board of Trustees of Pioneer
Fund and the Securities and Exchange
Commission and is not intended to be
and should not be used by anyone
other than these specified parties.





Boston, Massachusetts
February 19, 2008